UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


_________


FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 23, 2003



                       KENTUCKY BANCSHARES, INC.
 (Exact Name of Registrant as specified in Charter)


   Kentucky                   33-96358              61-0993464
 (State or other            (Commission            (IRS Employer
  jurisdiction of           File Number)        Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                          40362-0157
(Address of principal executive offices)               (Zip code)


(859)987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)


INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events and Required FD Disclosure
On October 23, 2003, Kentucky First Bancorp, Inc., the holding company for First Federal Savings Bank, Cynthiana, Kentucky, held its annual meeting of shareholders. At the meeting, the shareholders of Kentucky First Bancorp, Inc. approved and adopted the Agreement and Plan of Merger dated July 8, 2003, pursuant to which the Registrant will acquire Kentucky First Bancorp, Inc. The Registrant and Kentucky First Bancorp, Inc. have received all applicable bank regulatory approvals with respect to the merger and the subsequent merger of First Federal Savings Bank with and into Kentucky Bank, the Registrant's wholly-owned banking subsidiary. It is expected that the merger of the Registrant and Kentucky First Bancorp, Inc., and the closing of the transactions contemplated by the Agreement, will occur on or about Friday, November 7, 2003.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENTUCKY BANCSHARES, INC.



Date: October 24, 2003           By     /s/ Gregory J. Dawson___
         Gregory J. Dawson
         Chief Financial Officer



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